As filed with the Securities and Exchange Commission on August 18, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AGRIA CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	0115	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
Room 706, 7/F, Huantai Building
No. 12A, South Street Zhongguancun
Haidian District, Beijing 100081
People’s Republic of China
(86-10) 6210 9288
(Address of Principal Executive Offices)

AGRIA CORPORATION
2007 SHARE INCENTIVE PLAN
(Full Title of the Plan)

Law Debenture Corporate Services Inc.
4th Floor, 400 Madison Avenue,
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary Kim Ting Yeung
Chief Financial Officer
Agria Corporation
Room 1707, 17/F, Dutyfree Business Building
Fuhua First Road, Futian District
Shenzhen, 518048
People’s Republic of China
(86) 755-8276-6980
Z. Julie Gao, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place Central, Hong Kong (852) 2522-7886
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                    Accelerated filer ☐                    Non-accelerated filer  ☑ (Do not check if a smaller reporting company)
Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee
Ordinary shares, par value US$0.0000001	15,000,000	$2.51	$37,650,000	$1,479.65
Total Registration Fee	N/A	N/A	N/A	$1,479.65

(1)	Represents 15,000,000 ordinary shares issuable pursuant to awards (including the exercise of any options granted) under the Agria Corporation 2007 Share Incentive Plan (the “Plan”). In accordance with Rule 416(a) of the Securities Act of 1933, as amended, (the “Securities Act”), this registration statement will also cover any additional ordinary shares which become issuable under the Plan by reason of any share dividend, share split, recapitalization or similar transaction.

(2)	Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and (c) under the Securities Act, and is based on the average of the high and low sales price ($5.01) of American Depositary Shares, each representing two ordinary shares, as reported on the New York Stock Exchange on August 15, 2008, for the 15,000,000 ordinary shares issuable under the Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EX-5.1 OPINION OF MAPLES AND CALDER
EX-23.1 CONSENT OF ERNST & YOUNG HUA MING

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information*
Item 2. Registration Information and Employee Plan Annual Information*
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by Agria Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:
     (a)      The Registrant’s Annual Report on Form 20-F filed on June 30, 2008; and
     (b)      The Registrant’s Description of Share Capital and Description of American Depositary Shares contained in the Registrant’s prospectus dated November 6, 2007 filed pursuant to Rule 424(b)(4) under the Securities Act on November 7, 2007, and all amendments and reports subsequently filed for the purpose of updating that description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Articles of Association provide for indemnification of officers and directors for any losses, damages, costs and expenses incurred in their capacities as such, except through actual fraud or willful default.

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

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     Pursuant to the form of indemnification agreement filed as Exhibit 10.2 to the Company’s registration statement on Form F-1, as amended (File No. 333-146785), (the “F-1 Registration Statement”), we agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption From Registration Claimed
     Not applicable.
Item 8. Exhibits

Ex.5.1	Opinion of Maples and Calder
Ex.10.1	2007 Share Incentive Plan (incorporated herein by reference Exhibit 10.1 to the F-1 Registration Statement)
Ex. 23.1	Consent of Ernst & Young Hua Ming
Ex. 23.2	Consent of Maples and Calder (included in Exhibit 5.1)
Ex. 24.1	Power of Attorney (included on signature page hereto)
Item 9. Undertakings
     (a)          The Company hereby undertakes:
          (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;
          (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4)     That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

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     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
     (b)          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report under Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the offered securities, and the offering of securities at that time will be deemed to be the initial bona fide offering thereof.
     (c)          To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant in accordance with the provisions mentioned above, or otherwise, the Company has been advised that in the opinion of the Commission indemnification under those circumstances is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Agria Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on August 18, 2008.

AGRIA CORPORATION
By:	/s/ Kenneth Hua Huang
	Name:	Kenneth Hua Huang
	Title:	Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints each of Kenneth Hua Huang and Gary Kim Ting Yeung, each with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and as of August 18, 2008.

Signature	Title
/s/ Guanglin Lai

Guanglin Lai	Chairman of the Board

/s/ Kenneth Hua Huang	Chief Executive Officer

Kenneth Hua Huang	(principal executive officer)

/s/ Gary Kim Ting Yeung	Director and Chief Financial Officer

Gary Kim Ting Yeung	(principal financial and accounting officer)

/s/ Zhaohua Qian	Director

Zhaohua Qian

/s/ Geoffrey Duyk	Director

Geoffrey Duyk

/s/ Terry McCarthy	Independent Director

Terry McCarthy

/s/ Shangzhong Xu	Independent Director

Shangzhong Xu

/s/ Jiuran Zhao	Independent Director

Jiuran Zhao

/s/ Erica Stovall

Name: Erica Stovall Title: Assistant, Law Debenture Corporate Services Inc.	Authorized Representative in the United States